                                                                   EXHIBIT 10.10




                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             INTELLIPOST CORPORATION

                       IPOST ACQUISITION SUBSIDIARY, INC.

                                       AND

                      ENHANCED RESPONSE TECHNOLOGIES, INC.

                          DATED AS OF NOVEMBER 30, 1998

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE I - THE MERGER.............................................................1

        SECTION 1.1  The Merger....................................................1
        SECTION 1.2  Closing.......................................................1
        SECTION 1.3  Effective Time................................................2
        SECTION 1.4  Effects of the Merger.........................................2
        SECTION 1.5  Article of Incorporation and Bylaws...........................2
        SECTION 1.6  Directors.....................................................2
        SECTION 1.7  Officers......................................................2

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
        CORPORATIONS; EXCHANGE OF CERTIFICATES.....................................2

        SECTION 2.1  Effect on Capital Stock.......................................2
        SECTION 2.2  Exchange of Certificates......................................3

ARTICLE III - REPRESENTATIONS AND WARRANTIES.......................................5

        SECTION 3.1  Representations and Warranties of the Company and
                       Principal Shareholders......................................5
        SECTION 3.2  Representations and Warranties of the Company................11
        SECTION 3.3  Representations and Warranties of Parent and Sub.............13
        SECTION 3.4  Representations and Warranties of Shareholders...............18
        SECTION 3.5    Representation of the Company and Principal Shareholders
               regarding  MotivationNet LLC ("MNET")..............................18

ARTICLE IV - COVENANTS RELATING TO CONDUCT OF BUSINESS............................22

        SECTION 4.1  Conduct of Business by Parent and the Company................22
        SECTION 4.2  No Solicitation..............................................25

ARTICLE V - ADDITIONAL AGREEMENTS.................................................27

        SECTION 5.1  Access to Information; Confidentiality.......................27
        SECTION 5.2  Reasonable Efforts; Notification.............................28
        SECTION 5.3  Stock Options and Other Employee Benefits....................29
        SECTION 5.4  Fees and Expenses............................................30
        SECTION 5.5  Public Announcements.........................................30
        SECTION 5.6  Tax Treatment................................................30

ARTICLE VI - CONDITIONS PRECEDENT.................................................30

        SECTION 6.1  Conditions to Each Party's Obligation to
                     Effect the Merger............................................30
        SECTION 6.2  Conditions to Obligations of Parent and Sub..................30
        SECTION 6.3  Conditions to Obligation of the Company......................31

ARTICLE VII - SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES..............32

        SECTION 7.1  Survival of Representations..................................32
        SECTION 7.2  Agreement of Principal Shareholders
                     and Shareholders to Indemnify................................32
        SECTION 7.3  Notice of Losses.............................................33
        SECTION 7.4  Third Party Claims...........................................33
        SECTION 7.5  No Recourse Against Company..................................34

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER..................................34

        SECTION 8.1  Termination..................................................34
        SECTION 8.2  Effect of Termination........................................35
        SECTION 8.3  Amendment....................................................35
        SECTION 8.4  Extension; Waiver............................................36

ARTICLE IX - GENERAL PROVISIONS...................................................36

        SECTION 9.1  Nonsurvival of Representations and Warranties................36
        SECTION 9.2  Notices......................................................36
        SECTION 9.3  Definitions..................................................37
        SECTION 9.4  Interpretation...............................................37
        SECTION 9.5  Counterparts.................................................38
        SECTION 9.6  Entire Agreement; No Third-Party Beneficiaries...............38
        SECTION 9.7  Governing Law................................................38
        SECTION 9.8  Assignment...................................................38
        SECTION 9.9  Enforcement..................................................38
        SECTION 9.10  Severability................................................38

EXHIBIT A      NON-COMPETITION AGREEMENTS
EXHIBIT B      CONSULTING AGREEMENT
EXHIBIT C      PARENT DISCLOSURE SCHEDULE

                                  INDEX OF SCHEDULES


SCHEDULE                              DESCRIPTION
--------                              -----------
3.1(a)                                Organization, Standing and Corporate Power

3.1(b)                                Subsidiaries

3.1(c)                                Capital Structure

3.1(d)                                Authority; Noncontravention

3.1(e)                                Absence of Certain Changes or Events

3.1(f)                                Litigation

3.1(g)                                Compliance with Laws

3.1(i)                                Absence of Changes in Benefit Plans

3.1(j)                                Taxes

3.1(k)                                Title to Properties

3.1(l)                                Intellectual Property

3.1(o)                                Brokers

3.1(p)                                Equipment and Other Personal Property Leases

3.2(a)                                Contracts

3.4(a)                                Ownership of the Common Shares

3.5(a)                                Organization of MNET

3.5(b)                                MNET Capital Structure

3.5(d)                                Authority

3.5(e)                                MNET Financial Statements and Intercompany Debt

3.5(f)                                No Undisclosed Liabilities

3.5(g)                                No Changes

3.5(h)                                Taxes and Other Returns and Reports

3.5(i)                                Restrictions of Business Activities

3.5(j)                                Intellectual Property

3.5(k)                                Interested Party Transactions

3.5(l)                                Compliance with Laws

3.5(m)                                Litigation

3.5(n)                                Brokers' and Finders' Fees: Third Party Expenses

3.5(o)                                Sale of MNET Interests

4.1(b)                                Conduct of Business by the Company

5.3(b)                                Individuals Parent will Issue Options to

                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER dated as of November 30, 1998, among INTELLIPOST CORPORATION, a Delaware corporation ("Parent"), IPOST ACQUISITION SUBSIDIARY, INC., an Illinois corporation and a wholly owned subsidiary of Parent ("Sub"), ENHANCED RESPONSE TECHNOLOGIES, an Illinois corporation (the "Company") and the shareholders of the Company, (each a "Shareholder" and collectively, the "Shareholders", of which Robert Hoyler and Craig Muller are "Principal Shareholders").

        WHEREAS, the respective Boards of Directors of Parent, Sub and the Company, and Shareholders and Parent, acting as the sole stockholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, no par value per share, of the Company ("Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into common stock, par value $.001 per share, of Parent ("Parent Common Stock");

        WHEREAS, Parent, Sub, the Principal Shareholders and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

        WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

        SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Illinois Business Corporation Act (the "BCA"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the BCA. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 8.3) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

        SECTION 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (as such date may be extended, but not for more than 30 days, by the Company, in its sole discretion) (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304, unless another date or place is agreed to in writing by the parties hereto.

        SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file with the Illinois Secretary of State an "Articles of Merger, Consolidation or Exchange (the "Articles of Merger") executed in accordance with the relevant provisions of the BCA. The Merger shall become effective at such time as the Certificate of Merger is issued by the Illinois Secretary of State (the time the Merger becomes effective being the "Effective Time").

        SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the BCA.

        SECTION 1.5 Article of Incorporation and Bylaws.

                (a) The Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the name of the Surviving Corporation in such Articles of Incorporation will be changed to be Enhanced Response Technologies, Inc.

                (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        SECTION 1.6 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

        SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

                (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                (c) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into
0.6445 (such fraction, as it may be adjusted pursuant to the final sentence of this Section 2.1(c), being referred to as the "Exchange Ratio") of a fully paid and nonassessable share of Parent Common Stock. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive certificates representing the number of fully paid and nonassessable shares of Parent Common Stock into which such shares of Company Common Stock were converted at the Effective Time and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.2, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or any similar transaction or if Parent pays an extraordinary dividend or makes an extraordinary distribution, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or other similar transaction or extraordinary dividend or distribution.

        SECTION 2.2 Exchange of Certificates.

        (a) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into Parent Common Stock pursuant to Section 2.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Parent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(b), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to Parent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(a), each Certificate shall be deemed at any time after the Effective Time to represent only the shares of Parent Common Stock into which the shares of Company Common Stock represented thereby were converted at the Effective Time, and the right to receive cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.2(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(b). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.2(b) or 2.2(d).

                (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                (c) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued pursuant to this Article II (and any cash paid pursuant to Section 2.2(b) or 2.2(d)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for any reason, they shall be canceled and exchanged as provided in this
Article II.

                (d) No Fractional Shares.

                        (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                        (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fraction of a share of Parent Common Stock multiplied by $0.25.

                (e) No Liability. None of Parent, Sub or the Company shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash in each case properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue and pay in exchange for such lost, stolen or destroyed Certificate
(i) a certificate representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificate were converted pursuant to Section 2.1, and (ii) any cash in lieu of fractional shares, and unpaid dividends and distributions on such shares of Parent Common Stock, pursuant to this Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        SECTION 3.1 Representations and Warranties of the Company and
Principal Shareholders. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company and the Principal Shareholders, jointly and severally, represent and warrant to Parent and Sub as follows:

                (a) Organization, Standing and Corporate Power. The Company and each of its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on the Company. The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and Bylaws, in each case as amended to the date hereof.

                (b) Subsidiaries. The Company has no subsidiaries and does not own as of the date hereof, directly or indirectly, beneficially or of record, any shares of capital stock or other equity security of any other entity or any other similar investment in any other entity.

                (c) Capital Structure. The authorized capital stock of the Company consists of 6,000,000 shares of Company Common Stock. At the close of business on November 13, 1998 (i) 2,228,000 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 625,000 shares of Company Common Stock were subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock. Except as set forth above at the close of business on November 13, 1998, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to Company Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company outstanding having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company. As of the date of this Agreement, and except as contemplated by this Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of capital stock of the Company. All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as defined in Section 3.1(d)) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, any capital stock or other ownership interests in, or any other equity securities of, any subsidiary of the Company. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company.

                (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the adoption and approval of this Agreement and the approval of the Merger by the holders of a majority of the shares of Company Common Stock to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement and the Merger, to approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Shareholders Meeting. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery of this Agreement by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers. The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, materially conflict with, or result in any violation of, or material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, adverse claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company under any provision of (i) the Articles of Incorporation or Bylaws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets and to which the Company is a party as of the date of this Agreement or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation applicable to the Company or (B) judgment, order or decree applicable to the Company or its properties or assets, other than, in the case of clause (ii) and clause (iii)(A), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party, including any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required to be made or obtained by the Company at or before the Effective Time in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of the Articles of Merger with the Illinois Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (2) such other consents, approvals, orders, authorizations, registrations, declarations and filings, which if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                (e) Absence of Certain Changes or Events. Between September 30, 1998 and the date of this Agreement, there has not occurred (i) any material adverse change in the Company, (ii) any material change by the Company in its accounting methods, principles or practices except as required by concurrent changes in generally accepted accounting principles, (iii) any material reevaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course, or (iv) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock.

                (f) Litigation. There is no suit, action or proceeding pending, and no person has overtly threatened in a writing delivered to the Company to commence any suit, action or proceeding, against or affecting the Company or any of its subsidiaries that would, individually or in the aggregate, have a material adverse effect on the Company, nor is there any judgment, decree, injunction, or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, pending investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company.

                (g) Compliance with Laws. The Company and each of its subsidiaries is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (collectively, "Legal Provisions") applicable to their business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. The Company and each of its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits"), necessary for them to own, lease or operate their properties and assets and to carry on their business substantially as now conducted, and there currently exists no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation individually or in the aggregate would not have a material adverse effect on the Company. The Company has not received any written notice or other written communication from any Governmental Entity alleging any violation of any Legal Provision by the Company (except for (A) notices of violations which have been cured or corrected in all material respects (B) notices which have been rescinded or withdrawn, and (C) notices which would not have a material adverse effect on the Company).

                (h) Labor Matters. As of the date of this Agreement, there are no collective bargaining agreements or other labor union agreements to which the Company or any of its subsidiaries is a party, or by which they are bound. The Company and each of its subsidiaries are in compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice except where the failure to comply, or the engaging in such practice, would not have a material adverse effect on the Company. As of the date of this Agreement, there is no unfair labor practice complaint against the Company or any of its subsidiaries pending, and no person has overtly threatened in a writing delivered to the Company to commence any unfair labor practices complaint before the National Labor Relations Board or the United States Department of Labor. There is no labor strike, slowdown or stoppage in progress, and no person has overtly threatened in a writing delivered to the Company to commence any strike, slowdown or stoppage, against or involving the Company or any of its subsidiaries. No written agreement restricts the Company or any of its subsidiaries from relocating, closing or terminating any of its operations or facilities. Neither the Company nor any of its subsidiaries has, in the past three years, experienced any labor strike, slowdown or stoppage.

                (i) Absence of Changes in Benefit Plans. As of the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits for which the Company or any of its subsidiaries will be responsible to any current or former employee, officer or director of the Company (collectively, "Benefit Plans"). As of the date of this Agreement, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company and any current or former employee, officer or director of the Company, which is either currently effective or will become effective at the Closing Date.

                (j) Taxes. Except as set forth on the Company Disclosure Schedule, as of the date of this Agreement, the Company has filed all tax returns and reports required to be filed by it and has paid all taxes that are shown on such tax returns as due and payable. As of the date of this Agreement, no material deficiencies for any taxes have been proposed, asserted or assessed against the Company, nor is there, to the knowledge of the Company or the Principal Shareholders after reasonable inquiry, any reasonable basis for the assertion of any such deficiency. No requests for waivers of the time to assess any such taxes are pending as of the date of this Agreement. No material special charges, penalties, fines, liens, or similar encumbrances are owed by or pending against the Company with respect to payment of or failure to pay any taxes. The Company is not a party to any executory agreements extending the period for assessment or collection of any taxes. Proper amounts have been withheld by the Company from employee compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws, except where the failure to withhold proper amounts would not have a material adverse effect on the Company. The Company has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

                (k) Title to Properties.

                        (i) The Company and each of its subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and other encumbrances that individually or in the aggregate would not materially interfere with the ability of the Company and its subsidiaries to conduct their business as currently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that (A) are created or arise in the ordinary course of business, (B) are created, arise or exist under or in connection with any of the contracts or other matters referred to in the Company Disclosure Schedule, (C) relate to any taxes or other governmental charges or levies that are not yet due and payable, (D) relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, or (E) individually or in the aggregate would not materially interfere with the ability of the Company and each of its subsidiaries to conduct their business as currently conducted ("Company Permitted Liens").

                        (ii) The Company and each of its subsidiaries are in compliance in all material respects with the terms of all material leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect except where the failure to be in compliance or the failure to be in full force and effect would not have a material adverse effect on the Company. As of the date of this Agreement, the Company and/or one or more of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on the Company.

                (l) Intellectual Property. Except as otherwise set forth on the Company Disclosure Schedule, the Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its subsidiaries taken as a whole. As of the date of this Agreement, no suits, actions or proceedings are pending, and no person has overtly threatened in a writing delivered to the Company to commence any suit, action or proceeding, alleging that the Company or any of its subsidiaries is infringing the rights of any person with regard to any Intellectual Property Right, except for suits, actions or proceedings which, individually or in the aggregate, would not have a material adverse effect on the Company. To the knowledge of the Company, no person is infringing the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right, except for infringements which individually or in the aggregate, would not have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries is licensing, or otherwise granting, to any third party, any rights in or to any Intellectual Property Rights which would have a material adverse effect on the Company.

                (m) Voting Requirements. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding as of the record date for the Stockholders Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                (n) State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger and this Agreement the provisions of Section S.H.A. 805 ILCS 5/11 et. seq. of the BCA to the extent, if any, such SECTION 1s applicable to the Merger and this Agreement To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or this Agreement.

                (o) Brokers. Except as set forth on the Company Disclosure Schedule, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's or financial advisor's fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                (p) Equipment and Other Personal Property Leases. All of the material items of equipment and personal property leased by the Company or any of its subsidiaries from any third party is currently used by the Company and/or one or more of its subsidiaries in the ordinary course of their businesses. All leases in effect as of the date of this Agreement pursuant to which the Company leases material items of equipment or other material items of personal property are valid, subsisting and in full force and effect, and neither the Company nor any other party thereto is in default of any of its obligations under any of such leases, except for defaults and failures to be valid, subsisting and in full force and effect which would not have a material adverse effect on the Company. No consent to the consummation of the transactions contemplated by this Agreement is required from the lessors under such leases except for any such consent the failure to obtain which would not have a material adverse effect on the Company.

        SECTION 3.2 Representations and Warranties of the Company. Except as set forth on the Company Disclosure Schedule, the Company represents and warrants to Parent and Sub as follows:

                (a) Contracts. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which any of them is a party or by which any of their properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company.

                (b) ERISA Compliance.

                        (i) Each Benefit Plan has been administered in accordance with its terms, and the Company and all the Benefit Plans are all in compliance with applicable provisions of ERISA and the Code, except where the failure to so administer the Benefit Plans or to so comply would not have a material adverse effect on the Company.

                        (ii) Neither the Company nor any person or entity that, together with the Company, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA; and neither the Company nor any Commonly Controlled Entity is obligated to make any contribution, other than discretionary contributions, to any Benefit Plan.

                        (iii) With respect to any Benefit Plan that is an "employee welfare benefit plan," (as defined in Section 3(l) of ERISA) there are no agreements, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material adverse effect on the Company on or at any time after the Effective Time.

                        (iv) Neither the Company nor any of its subsidiaries contributes to or has any material liability to the Pension Benefit Guaranty Corporation or any other person, plan or entity under or with respect to (A) a pension plan subject to Title IV of ERISA or Section 412 of the Code, or (B) a multiemployer pension plan, as defined in Section 3(37) of ERISA. Neither the Company nor any of its subsidiaries maintains an employee welfare benefit plan providing health or medical benefits for retired employees.

                        (v) No employee welfare benefit plan of the Company or any of its subsidiaries provides for continuing benefits or coverage after termination or retirement from employment, except with respect to any "group health plan" as defined in Section 4980B(g) of the Code and Section 607 of ERISA. With respect to any Benefit Plan which is a "group health plan," as so defined, the Company warrants that in all "qualified events" (including those resulting from the Merger) occurring prior to or on the Closing Date, the Company has or will offer to its eligible employees and their "qualified beneficiaries" the opportunity to elect continuation coverage under Section 602 of ERISA to the extent required by ERISA Sections 601-607 and will provide that coverage, if elected, at no expense to Parent.

                        (vi) There is no Benefit Plan covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of an amount that would not be deductible pursuant to the terms of Sections 280G or 162 of the Code.

                        (vii) Neither the Company nor any entity under common control with the Company has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and neither the Company nor any of its subsidiaries has incurred or owes any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

                        (viii) No executive officer of the Company or, to the Company's knowledge, other employee of the Company or any of its subsidiaries is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or would conflict with the Company's business as conducted or proposed to be conducted. No executive officer of the Company or, to the Company's knowledge, other employee of the Company or any of its subsidiaries is, by virtue of his or her employment by the Company or any of its subsidiaries, in material violation of the terms of any employment agreement or any other agreement relating to such employee's relationship with any previous employer and no litigation is pending, and no person has overtly threatened in a writing delivered to the Company to commence any litigation, against the Company with regard thereto.

                        (ix) Schedule 3.2(b)(ix) to the Company Disclosure Schedule lists all Company Options outstanding as of the date of this Agreement, showing for each such option: (1) the number of shares issuable under each option grant, and (2) the exercise price thereof.

                        (x) No employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement except as described in the Company Option Plans.

                        (xi) The deduction of any amount payable pursuant to the terms of the Benefit Plans will not be subject to disallowance under Section 162(m) of the Code.

        SECTION 3.3 Representations and Warranties of Parent and Sub. Except as set forth on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as follows:

                (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Illinois, respectively, and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of Sub, in each case as amended to the date hereof.

                (b) Subsidiaries. Parent has no subsidiaries and does not own as of the date hereof, directly or indirectly, beneficially or of record, any shares of capital stock or other equity security of any other entity or any other similar investment in any other entity.

                (c) Capital Structure. The authorized stock of Parent consists of 40,000,000 shares of Common Stock, $0.001 par value, and 10,100,000 shares of Preferred Stock, $0.001 par value, of which 4,000,000 shares have been designated Series A Preferred Stock, 1,000,000 shares have been designated Series B Preferred Stock, 3,000,000 shares have been designated Series C Preferred Stock, 5,000,000 have been designed as Series D Preferred Stock. 2,596,666 shares of Common Stock, 3,000,000 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, 2,926,666 shares of Series C Preferred Stock, warrants to purchase 10,000 shares of Series C Preferred Stock, and 1,228,642 shares of Series D Preferred Stock shall be issued and outstanding prior to the Closing Date. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the date hereof, Buyer has reserved 2,000,000 shares of Common Stock for issuance under its stock option and stock purchase plans and 614,321 shares of Series D Preferred Stock for issuance upon exercise of outstanding warrants.

                (d) Authority; Noncontravention. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming the due authorization, execution, and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers. The execution and delivery of this Agreement by Parent and Sub do not, and the consummation by Parent and Sub of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under any provision of (i) the Certificate of Incorporation or Bylaws of Parent or Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or their respective properties or assets and to which Parent or Sub is a party as of the date of this Agreement or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation applicable to Parent or Sub or (B) judgment, order or decree applicable to Parent, Sub or their respective properties or assets, other than, in the case of clause (ii) and clause (iii)(A), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be made or obtained by Parent or Sub at or before the Effective Time in connection with the execution and delivery of this Agreement (and, in the case of Parent, the Stockholder Agreements) by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreements), except for (1) the filing of the Certificate of Merger with the Illinois Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and (2) such other consents, approvals, orders, authorizations, registrations, declarations and filings, which if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                (e) Absence of Certain Changes or Events. Between September 30, 1998 and the date of this Agreement, there has not occurred (i) any material adverse change in Parent, (ii) any material change by Parent in its accounting methods, principles or practices except as required by concurrent changes in generally accepted accounting principles, (iii) any material reevaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course, (iv) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock.

                (f) Litigation. There is no suit, action or proceeding pending, and no person has overtly threatened in a writing delivered to Parent to commence any suit, action or proceeding, against or affecting Parent or any of its subsidiaries that would, individually or in the aggregate, have a material adverse effect on Parent, nor is there any judgment, decree, injunction, or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of Parent, pending investigation by any Governmental Entity involving, Parent or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on Parent.

                (g) Contracts. Neither Parent nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which any of them is a party or by which any of their properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on Parent.

                (h) Compliance with Laws.

                        (i) Parent and each of its subsidiaries is in compliance with all Legal Provisions applicable to their business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on Parent or prevent or materially delay the consummation of the Merger. Parent and each of its subsidiaries has in effect all Permits, necessary for them to own, lease or operate their properties and assets and to carry on their business substantially as now conducted, and there currently exists no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation individually or in the aggregate would not have a material adverse effect on Parent. As of the date of this Agreement, Parent has not received any written notice or other written communication from any Governmental Entity alleging any violation of any Legal Provision by Parent (except for (A) notices of violations which have been cured or corrected in all material respects, (B) notices which have been rescinded or withdrawn, and (C) notices which would not have a material adverse effect on Parent).

                (i) Labor Matters. As of the date of this Agreement, there are no collective bargaining agreements or other labor union agreements to which Parent or any of its subsidiaries is a party, or by which they are bound. Parent and each of its subsidiaries are in compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice except where the failure to comply, or the engaging in such practice, would not have a material adverse effect on Parent. As of the date of this Agreement, there is no unfair labor practice complaint against Parent or any of its subsidiaries pending, and no person has overtly threatened in a writing delivered to Parent to commence and unfair labor practices complaint before the National Labor Relations Board or the United States

Department of Labor. There is no labor strike, slowdown or stoppage in progress, and no person has overtly threatened in a writing delivered to Parent to commence any strike, slowdown or stoppage against or involving Parent or any of its subsidiaries. No written agreement restricts Parent or any of its subsidiaries from relocating, closing or terminating any of its operations or facilities. Neither Parent nor any of its subsidiaries has, in the past three years, experienced any labor strike, slowdown or stoppage.

                (j) Absence of Changes in Benefit Plans. As of the date of this Agreement, there has not been any adoption or amendment in any material respect by Parent or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits for which Parent or any of its subsidiaries will be responsible to any current or former employee, officer or director of Parent (collectively, "Parent Benefit Plans").

                (k) Taxes. As of the date of this Agreement, Parent has filed all tax returns and reports required to be filed by it and has paid all taxes that are shown on such tax returns as due and payable. As of the date of this Agreement, no material deficiencies for any taxes have been proposed, asserted or assessed against Parent, nor is there, to the knowledge of Parent after reasonable inquiry, any reasonable basis for the assertion of any such deficiency. No requests for waivers of the time to assess any such taxes are pending as of the date of this Agreement. No material special charges, penalties, fines, liens, or similar encumbrances are owed by or pending against Parent with respect to payment of or failure to pay any taxes. Parent is not a party to any executory agreements extending the period for assessment or collection of any taxes. Proper amounts have been withheld by Parent from employee compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws, except where the failure to withhold proper amounts would not have a material adverse effect on Parent. Parent has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                (l) Title to Properties.

                        (i) Parent and each of its subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and other encumbrances that individually or in the aggregate would not materially interfere with the ability of Parent and its subsidiaries to conduct their business as currently conducted. All such material assets and properties, other than assets and properties in which Parent or any of its subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that (A) are created or arise in the ordinary course of business, (B) are created, arise or exist under or in connection with any of the contracts or other matters referred to in the Parent Disclosure Schedule, (C) relate to any taxes or other governmental charges or levies that are not yet due and payable, (D) relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, or (E) individually or in the aggregate would not materially interfere with the ability of Parent and each of its subsidiaries to conduct their business as currently conducted ("Parent Permitted Liens").

                        (ii) Parent and each of its subsidiaries are in compliance in all material respects with the terms of all material leases to which it is a party and under which they are in occupancy, and all such leases are in full force and effect, except where the failure to be in compliance or the failure to be in full force and effect would not have a material adverse effect on Parent. As of the date of this Agreement, Parent and/or one or more of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on Parent.

                (m) Intellectual Property. Parent owns, or is validly licensed or otherwise has the right to use all Parent Intellectual Property Rights which are material to the conduct of the business of Parent and its subsidiaries taken as a whole. As of the date of this Agreement, no suits, actions or proceedings are pending, and no person has overtly threatened in a writing delivered to Parent since January 1, 1997 to commence any suit, action or proceeding, alleging that Parent or any of its subsidiaries is infringing the rights of any person with regard to any Intellectual Property Right, except for suits, actions or proceedings which, individually or in the aggregate, would not have a material adverse effect on Parent. To the knowledge of Parent, no person is infringing the rights of Parent or any of its subsidiaries with respect to any Intellectual Property Right, except for infringements which individually or in the aggregate, would not have a material adverse effect on Parent. Neither Parent nor any of its subsidiaries is licensing, or otherwise granting, to any third party, any rights in or to any Intellectual Property Rights which would have a material adverse effect on Parent.

                (n) Voting Requirements. Assuming the accuracy of the representations and warranties of the Company, no vote of or other action by the holders of Parent's Common Stock (or securities convertible into Parent's Common Stock) is required in connection with the execution, delivery or performance of this Agreement or the consummation by Parent of any of the transactions contemplated hereby.

                (o) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's or financial advisor's fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                (p) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                (q) Parent Common Stock. The Parent Common Stock to be issued in connection with the Merger (including the Parent Common Stock to be issued in accordance with Article II and the options to purchase Parent Common Stock to be issued in accordance with Section 5.3(b)) has been duly authorized by all necessary corporate action, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights.

        SECTION 3.4 Representations and Warranties of Shareholders. Each Shareholder hereby severally represents and warrants to Parent and Sub, as to itself, as follows:

                (a) Ownership of the Common Shares. Such Shareholder is the sole and beneficial owner of the respective Company Shares as set forth opposite such Shareholder's name in Schedule 3.4, and such Company Shares is owned free and clear of all liens, encumbrances, charges, security interests, claims and assessments, and is subject to no restrictions with respect to transferability.

                (b) Offering. Such Shareholder has not offered its Company Shares for sale to any person other than the Parent and Sub.

                (c) No Conflict. Such Shareholder's execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice of the lapse of time, or both, (i) violate any provision of law, rule or regulation, foreign or domestic, (ii) violate any order, judgement or decree applicable to such Shareholder, or (iii) violate any contract, agreement or arrangement to which such Shareholder is a party or by which such Shareholder is bound. No consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required to be obtained by such Shareholder in connection with the execution, delivery and performance by such Shareholder of this Agreement or the taking of any other action contemplated hereby.

        SECTION 3.5 Representation of the Company and Principal Shareholders regarding MotivationNet LLC ("MNET"). Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company and the Principal Shareholders, jointly and severally, represent to Parent with regard to MNET as follows:

                (a) Organization of MNET. To the knowledge of Company and the Principal Shareholders and except as provided in Schedule 3.5(a), MNET is duly qualified to do business as now being conducted and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of MNET (hereinafter referred to as a "MATERIAL ADVERSE EFFECT").

                (b) MNET Capital Structure. The authorized membership interest of MNET is 34% owned by Enhanced Response Technologies, Inc ("ERT") and 66% owned by Direct Marketing Technology, Inc. ("DMT"). Except as provided in
Schedule 3.5(b), ERT has good and valid title to its 34% interest in MNET, free and clear of any liens, claims, charges, pledges, security interests, options, or other legal or equitable encumbrances.

                (c) Subsidiaries. MNET has never had any subsidiaries and does not own any shares of capital stock or any interest in, or controls, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

                (d) Authority. To the knowledge of Company and the Principal Shareholders and except as set forth on Schedule 3.5(d), the execution and delivery of this Agreement by the Seller and MNET does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") any provision of the Articles of Organization, Operating Agreement or Bylaws (or comparable organizational document) of MNET.

                (e) MNET Financial Statements and Intercompany Debt. Except as provided in Schedule 3.5(e), MNET has provided a statement of operations and a balance sheet to DMT as of October 31, 1998 (collectively, the "MNET FINANCIALS"). The MNET Financials as provided by MNET to DMT are accurate and correct in all material respects and have been prepared in accordance with GAAP, applied on a basis consistent throughout the periods indicated and consistent with each other. The MNET Financials present fairly the financial condition and operating results of MNET as of the dates and during the periods indicated therein. The MNET Financials have been prepared in good faith in accordance with the books and records of MNET and consistent with the accounting policies and procedures employed by MNET in prior periods.

                (f) No Undisclosed Liabilities. Except as set forth in Schedule 3.5(f), MNET has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected on the face of the balance sheets provided to DMT by MNET, or (ii) has not arisen in the ordinary course of the business of MNET since August 31, 1998, consistent with past practices.

                (g) No Changes. To the knowledge of ERT and the Principal Shareholders, and except as set forth in Schedule 3.5(g), since September 30, 1998, there has not been, occurred or arisen, as of the date hereof, any:

                        (i) transaction by MNET except in the ordinary course of business as conducted on that date and consistent with past practices;

                        (ii) amendment or change to the Operating Agreement or Bylaws (or comparable organizational document) of MNET;

                        (iii) capital expenditure or commitment of MNET;

                        (iv) destruction of, damage to or loss of any material assets, business or customer of MNET (whether or not covered by insurance);

                        (v) increase in the salary or other compensation payable or to become payable by MNET to any of the 10 most highly paid employees of MNET, or the declaration, payment or commitment or obligation of any kind for the payment by MNET, of a bonus or other additional salary or compensation to any such person (other than annual increases consistent with past practice not exceeding in any one case more than 10% of annual base salary);

                        (vi) sale, lease, license or other disposition of any of the assets or properties of MNET, except in the ordinary course of business as conducted on that date and consistent with past practices;

                        (vii) loan by MNET to any person or entity, incurring by MNET of any indebtedness, guaranteeing by MNET of any indebtedness, issuance or sale of any debt securities of MNET or guaranteeing of any debt securities of others by MNET, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                        (viii) waiver or release of any material right or claim of MNET, including any material write-off or other compromise, outside the ordinary course of business, of any account receivable;

                        (ix) the commencement of any lawsuit or notice or threat of commencement of any material lawsuit or proceeding against or investigation of MNET or its affairs;

                        (x) notice of any claim of ownership by a third party of MNET Intellectual Property Rights or of infringement by MNET of any third party's copyright, patent, trade mark, service mark, trade secret or other proprietary right ("INTELLECTUAL PROPERTY");

                        (xi) material change in pricing set or charged by MNET to its customers or in pricing or royalties set or charged by persons who have licensed Intellectual Property to MNET;

                        (xii) any event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on MNET, or

                        (xiii) negotiation or agreement by MNET or any officer or employees thereof to do any of the things described in the preceding clauses
(a) through (m) (other than negotiations with DMT, and Buyer and its representatives regarding the transactions contemplated by this Agreement).

                (h) Tax and Other Returns and Reports. Except as provided in
Schedule 3.5(h), MNET as of the Closing Date will have paid or withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other employment related taxes required to be withheld.

                (i) Restrictions on Business Activities. Except as provided in
Schedule 3.5(i), there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree (except for government policies applicable to all companies engaged in the business in which MNET is engaged) to which MNET is a party or otherwise binding upon MNET which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice MNET, any acquisition of property (tangible or intangible) by MNET or the conduct of business by MNET. Except as provided in Schedule 3.5(i), all statutory and other licenses, consents, permits and authorities necessary or desirable for the carrying on of the business of MNET as now carried on have been obtained and are valid and subsisting and all conditions applicable to any such license, consent (including any planning consent) permit or authority have been complied with and none of such licenses, consents, permits or authorities have been breached or is likely to be suspended, canceled, refused or revoked.

                (j) Intellectual Property.

                        (i) All Intellectual Property owned by MNET will have been transferred to DMT, or its affiliate, prior to the Closing Date.

                        (ii) Prior to transfer to DMT, except as provided in
Schedule 3.50), no claims with respect to the MNET Intellectual Property Rights were asserted or were, to the knowledge of ERT, threatened by any person, nor are there any valid grounds for any bonafide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of MNET infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by MNET of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in such MNET's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership by MNET, validity or effectiveness of any of the MNET Intellectual Property Rights.

                (k) Interested Party Transactions. Except as set forth on
Schedule 3.5(k), no officer, director, member, stockholder or shareholder of MNET (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) a material interest in any entity which furnished or sold, or furnishes or sells, services or products that MNET furnishes or sells, or proposes to furnish or sell, or
(ii) a material economic interest in any entity that purchases from or sells or furnishes to MNET, any goods or services; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation will not be deemed a "material economic interest in any entity" for purposes of this Section 3.5(k).

                (l) Compliance with Laws. To the knowledge of ERT, MNET has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law, regulation or directive.

                (m) Litigation . Except as set forth in Schedule 3.5(m), there is no action, suit or proceeding of any nature pending or to ERT's knowledge threatened against MNET, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 3.5(m), to the knowledge of the ERT, there is no investigation pending or threatened against MNET, its properties or any of its officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of MNET to manufacture, offer or sell any of its products or services in the present manner or style thereof.

                (n) Brokers' and Finders' Fees, Third Party Expenses. Except as provided in Schedule 3.5(n), MNET has not incurred, nor will MNET incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                (o) Sale of MNET Interests. ERT is the beneficial owner of a 34% interest in MNET. Except as provided in Schedule 3.5(o), said 34% interest is owned free and clear of all liens, claims, charges, pledges, security interests, options, or other legal and equitable encumbrances. Prior to the Closing Date said 34% interest will be transferred to DMT or its affiliate.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

        SECTION 4.1 Conduct of Business by Parent and the Company.

                (a) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time and except (i) to the extent the Company shall otherwise consent in writing (which consent will not be unreasonably withheld), (ii) as set forth in the Parent Disclosure Schedule or
(iii) as contemplated or permitted by or not inconsistent with this Agreement, Parent shall carry on its businesses in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as set forth in the Parent Disclosure Schedule or as contemplated or permitted by or not inconsistent with this Agreement, during the period from the date of this Agreement to the Effective Time, Parent shall not, without the written consent of the Company (which consent will not be unreasonably withheld):

                        (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                        (ii) amend its Restated Certificate of Incorporation or Bylaws;

                        (iii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than in the ordinary course of business and consistent with past practice pursuant to stock option plans, employee stock purchase plans and convertible indebtedness in effect as of the date of this Agreement);

                        (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner (including through any of its subsidiaries), any business or any corporation, partnership, joint venture, association or other business organization or division thereof, except that this Section 4.1(a)(iv) shall not prohibit Parent from effecting an acquisition of any other business if (A) such acquisition would not materially affect the ability of Parent to, or materially delay Parent's ability to, complete the transactions contemplated by this Agreement, and (B) such acquisition would involve the issuance by Parent of equity securities and, when considered together with all other acquisitions effected by Parent, would not involve the issuance of more than 1,000,000 shares of Parent's capital stock or securities convertible into or exercisable for more than 1,000,000 shares of Parent's capital stock;

                        (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any substantial part of its (or any of its subsidiaries') material properties, assets or business, except sales made in the ordinary course of business and except for subjecting any of its properties to Parent Permitted Liens;

                        (vi) make any material payments outside the ordinary course of business for purposes of settling any dispute;

                        (vii) allow Parent or any of its subsidiaries, or any significant portion of their respective businesses or assets, to be acquired (by merger, tender offer, purchase or otherwise);

                        (viii) enter into (directly or through any subsidiary) any transaction that is extraordinary in nature or magnitude (when compared to the transactions historically entered into by Parent); or

                        (ix) authorize any of, or commit or agree to take any of, the foregoing actions.

                (b) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time and except (i) to the extent Parent shall otherwise consent in writing (which consent will not be unreasonably withheld), (ii) as set forth in the Company Disclosure Schedule or
(iii) as contemplated or permitted by or not inconsistent with this Agreement, the Company shall carry on its businesses in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as set forth in the Company Disclosure Schedule or as contemplated or permitted by or not inconsistent with this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall not, without the written consent of Parent (which consent will not be unreasonably withheld):

                        (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                        (ii) amend its Articles of Incorporation or Bylaws;

                        (iii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding on the date of this Agreement in accordance with the present terms of such Company Options and the issuance of shares of Company Common Stock upon the exercise of Company Options granted after the date of this Agreement as permitted by this Agreement (the "Company Option Plans");

                        (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner (including through any of its subsidiaries), any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any asset except in the ordinary course of business;

                        (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its (or any of its subsidiaries') material properties, assets, or business except sales made in the ordinary course of business and except for subjecting any of its properties or assets to Company Permitted Liens;

                        (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than a subsidiary of the Company), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person (other than a subsidiary of the Company), enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (i) short-term borrowings incurred in the ordinary course of business consistent with past practice, (ii) borrowings pursuant to existing credit facilities in the ordinary course of business or pursuant to any modifications, renewals or replacements of such credit facilities or (z) make any loans, advances or capital contributions to, or investments in, any other person other than a subsidiary of the Company, and other than advances to employees in the ordinary course of business consistent with past practice;

                        (vii) make or agree to make any new capital expenditure or expenditures which are outside the ordinary course of business or inconsistent with past practice;

                        (viii) make any material payments outside the ordinary course of business for purposes of settling any dispute;

                        (ix) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

                        (x) except as required to comply with applicable law and except for actions which do not materially increase the Company's compensation expense or benefits to employees taken as a whole, (A) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan, (D) except as permitted in clause (B), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) or
(E) except as permitted in clauses (A) through (D), take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

                        (xi) form any subsidiary of the Company;

                        (xii) allow any of its subsidiaries, or any significant portion of their respective businesses or assets, to be acquired (by merger, tender offer, purchase or otherwise);

                        (xiii) enter into (directly or through any subsidiary) any transaction that is extraordinary in nature or magnitude (when compared to the transactions historically entered into by the Company); or

                        (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

                (c) Certain Tax Matters. From the date hereof until the Effective Time, (i) each of the Company and Parent will file all tax returns and reports ("Post-Signing Returns") required to be filed by it; (ii) each of the Company and Parent will timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) each of the Company and Parent will promptly notify the other of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to such party in respect of any tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on the other party 's tax liabilities or tax attributes, and the Company will not settle or compromise any such Action without Parent's consent; and (iv) each of the Company and Parent will not make any material tax election without the consent of the other (which consent will not be unreasonably withheld).

        SECTION 4.2 No Solicitation.

                (a) The Company shall not, nor shall it authorize or instruct any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal (as hereinafter defined) by any person (other than Parent or its affiliates or representatives) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action intended or reasonably expected to facilitate the making of any inquiry or proposal to the Company that constitutes, or may reasonably be expected to lead to, any Takeover Proposal by any person (other than Parent or its affiliates or their respective representatives); provided, however, that notwithstanding anything to the contrary contained in this Section 4.2(a) or elsewhere in this Agreement, if, at any time prior to receipt of the Stockholder Approval, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to a Takeover Proposal that was unsolicited or that did not otherwise result from a breach of this Section 4.2(a), and subject to compliance with Section 4.2(c), (x) furnish nonpublic information with respect to the Company and its subsidiaries to any person pursuant to a customary and reasonable confidentiality agreement and (y) participate in discussions and negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any investment banker, attorney or other advisor or representative of the Company, acting on behalf of and with the authorization of the Company, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal or offer from any person (other than Parent or its affiliates or their respective representatives) for any acquisition by such person of a substantial amount of assets of the Company (other than an acquisition of assets of the Company in the ordinary course of business or as permitted under the terms of this Agreement) having a fair market value (as determined by the Board of Directors of the Company in good faith) in excess of 25% of the fair market value of all the assets of the Company and its subsidiaries immediately prior to such acquisition or more than a 25% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of the Company or any merger, consolidation, or business combination of the Company with any unaffiliated third party, other than the transactions contemplated by this Agreement.

                (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Takeover Proposal. Notwithstanding the foregoing or anything else contained in this Agreement, prior to the adoption and approval of this Agreement and the approval of the Merger by the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Stockholders Meeting, the Board of Directors of the Company, to the extent it determines in good faith, after consultation with outside counsel, that failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable law, may (1) withdraw or modify its approval or recommendation of this Agreement or the Merger and/or (2) approve or recommend any Takeover Proposal.

                (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.2, the Company promptly shall advise Parent orally and in writing of any request to the Company for nonpublic information which the Company reasonably believes could lead to a Takeover Proposal or of any Takeover Proposal submitted to the Company, or any inquiry directed to the Company with respect to or which the Company reasonably believes could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such Takeover Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such Takeover Proposal or inquiry.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS


        SECTION 5.1 Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that (i) Parent shall not contact, and Parent shall ensure that none of its officers, employees, accountants, counsel, financial advisors or other representatives contacts, any employee of the Company or any of its subsidiaries without the prior authorization of the Company's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, and (ii) Parent shall ensure that none of its employees, accountants, counsel, financial advisors or other representatives interferes with or otherwise disrupts the business or operations of the Company while exercising the rights provided under this Section 5.1. Parent shall afford to the Company, and to the Company's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, Parent shall furnish promptly to the Company (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Company may reasonably request; provided, however, that (i) the Company shall not contact, and the Company shall ensure that none of its officers, employees, accountants, counsel, financial advisors or other representatives contacts, any employee of Parent or any of its subsidiaries without the prior authorization of Parent's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, and (ii) the Company shall ensure that none of its employees, accountants, counsel, financial advisors or other representatives interferes with or otherwise disrupts the business or operations of Parent while exercising the rights provided under this Section 5.1. Parent and Company will each hold, and will cause their respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any and all information received from the other party, directly or indirectly, in confidence. The parties have entered into a non-disclosure agreement and all discussions and information exchanged in the course of this Merger have been subject to the terms and conditions set forth therein.

        SECTION 5.2 Reasonable Efforts; Notification.

                (a Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties (other than consents, approval or waivers, the failure to obtain which would not have a material adverse effect on the Company or Parent, as the case may be), (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Section 5.2 or elsewhere in this Agreement, the Company shall not be required to take any action or do any thing if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that the taking of such action or the doing of such thing would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under applicable law. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger or this Agreement, use all reasonable efforts to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and this Agreement.

                (b The Company shall give prompt notice to Parent of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.2(a) would not be satisfied as a result thereof, or (ii) the failure by it to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it under this Agreement such that the condition set forth in
Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to the Company of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.3(a) would not be satisfied as a result thereof or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that the condition set forth in Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        SECTION 5.3 Stock Options and Other Employee Benefits.

                (a) Subject to Section 5.3(b), Parent and the Company shall take all actions necessary to terminate all outstanding options under the Company Option Plans.

                (b The Company shall cause to be delivered to Parent, prior to the Effective Time, a list specifying those individuals with respect to which Parent is to issue options to purchase shares of Parent Common Stock pursuant to this Section 5.3(b) as of the Effective Time (the "Specified Options"). As of the Effective Time, Parent shall issue, with respect to each Specified Option, in the name of the holder thereof, an option to purchase the number of shares of Parent Common Stock listed for each respective individual on Schedule 5.3(b).

                (c) All Company Option Plans shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Option or any participant in any Company Option Plan shall have any right thereunder to acquire any capital stock of the Company.

                (d) Parent shall ensure that all employees of the Company and all employees of each of the Company's subsidiaries are allowed and are eligible to participate in Parent's employee benefit plans after the Effective Time, to the same extent as if they were employees of Parent. Without limiting the generality of the foregoing, (i) to the extent that any employee of the Company or any of the Company's subsidiaries becomes eligible to participate in any employee benefit plan of Parent after the Effective Time, Parent, the Surviving Corporation and their subsidiaries shall credit such employee's service with the Company or its subsidiaries, to the same extent as such service was credited under the similar employee benefit plans of the Company and its subsidiaries immediately prior to the Effective Time, for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating the benefits under, such employee benefit plan of Parent, and (ii) to the extent permitted by such employee benefit plan of Parent and applicable law, Parent, the Surviving Corporation and its subsidiaries shall waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan of Parent and shall provide each such employee with credit for any co-payments previously made and any deductibles previously satisfied.

                (e) Parent shall reserve sufficient shares of Parent Common Stock for issuance with respect to the employee benefit plans referred to in this Section 5.3.

                (f) This Section 5.3 will survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by each of the persons who participate in any of the employee benefit plans referred to in this Section 5.3, and will be binding on all successors and assigns of Parent and the Surviving Corporation.

        SECTION 5.4 Fees and Expenses.

                (a) All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        SECTION 5.5 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and to the extent reasonably practicable, give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        SECTION 5.6 Tax Treatment. Each of Parent and the Company shall not (before or after the Effective Time) take any action and shall not (before or after the Effective Time) fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and each shall use reasonable efforts to obtain the opinions of counsel referred to in Sections 6.2(d) and 6.3(d), respectively.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

        SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding as of the record date for the Stockholders Meeting.

                (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any U.S. federal or state court of competent jurisdiction or other material legal restraint or prohibition issued or promulgated by a U.S. federal or state Governmental Entity preventing the consummation of the Merger shall be in effect.


        SECTION 6.2 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

                (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) any inaccuracy that does not have a material adverse effect on the Company shall be disregarded, (ii) any inaccuracy that results from or relates to general business, economic or industry conditions shall be disregarded, and (iii) any inaccuracy that results from or relates to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the Merger shall be disregarded).

                (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                (c) Noncompetition Agreement. At or before the Effective Time, the Company and the Principal Shareholders shall have executed a Noncompetition Agreement in substantially the form attached hereto as Exhibit A.

        SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

                (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) any inaccuracy that does not have a material adverse effect on Parent or Sub shall be disregarded, (ii) any inaccuracy that results from or relates to general business, economic or industry conditions shall be disregarded, and (iii) any inaccuracy that results from or relates to the taking of any action contemplated or permitted or the announcement or pendency of the Merger by this Agreement shall be disregarded).

                (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                (c) Parent Financing. Parent shall have completed the sale of at least $2,500,000 of its Series D Preferred Stock (or other equity securities).

                (d) Board Representation. Concurrent with the Closing, Parent shall take all necessary action to elect Robert Hoyler to the Parent's Board of Directors.

                                   ARTICLE VII

             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

        SECTION 7.1 Survival of Representations. All of Company's, Principal Shareholders' and the Shareholders' representations and warranties made herein or pursuant hereto shall be deemed made on and as of the Effective Time as though such representations and warranties were made on and as of such date, and all such representations and warranties shall survive the Effective Time and any investigation, audit or inspection at any time made by or on behalf of any party hereto, as follows: (a) unless otherwise specified below, representations and warranties shall survive for a period of one year after the Effective Time; (b) representations, warranties and covenants for matters relating to title to the capital stock of Company shall continue in full force and effect in perpetuity. Notwithstanding anything herein to the contrary, any representation or warranty which is the subject of a claim which is asserted in writing reasonably and in good faith prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

        SECTION 7.2 Agreement of Principal Shareholders and Shareholders to Indemnify. The Principal Shareholders hereby jointly and severally, and each of the Shareholders other than the Principal Shareholders hereby individually, agree to indemnify, defend and hold harmless Parent, Sub and their officers, directors, employees, agents and representatives (collectively, the "Indemnified Persons") from and against and in respect of all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements, excluding any lost profits, lost revenue or opportunity costs (collectively, "Losses") resulting from, imposed upon or incurred by the Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, given or made by (i) in the case of the Principal Shareholders or Company, in Section 3.1 and Section 3.4 of this Agreement, and (ii) in the case of the Shareholders, in Section 3.4 of this Agreement.

                (a) the liabilities or obligations of the Principal Shareholders and Shareholders arising out of this Article VII shall commence only following the incidence of Losses (incurred by any and all Indemnified Persons) of either $100,000 in the aggregate or $50,000 for any single incidence;

                (b) the aggregate indemnification provided by each of the Principal Shareholders and Shareholders pursuant to this Article VII shall not exceed the aggregate consideration received by such Principal Shareholder pursuant to Article I;

                (c) the sole remedy of the Indemnified Persons against the Principal Shareholders and Shareholders for breach or inaccuracy of or any failure to comply with the provisions of this Agreement is a claim for indemnification pursuant to this Article VII;

                (d) notwithstanding the foregoing, nothing herein shall limit an Indemnified Person's remedies in the event of fraud or intentional deception on the part of Company or any Principal

Shareholder or Shareholder with respect to any of the obligations of Company, Principal Shareholders or Shareholders under this Agreement.

        SECTION 7.3 Notice of Losses.

                (a) If an Indemnified Person believes that it has suffered or is likely to suffer any Losses against which it is indemnified pursuant hereto, it shall notify the Principal Shareholders promptly in writing describing such Losses, the amount thereof, if known, and the method of computation of such Losses, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Losses have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Person intends to claim any liability or expense as Losses under this Article VII, any such Indemnified Person shall promptly notify the Shareholders of such action or suit. The failure of any Indemnified Person to give notice as provided herein shall not relieve any Shareholder of his respective obligations under this Article VII unless such failure results in actual detriment to such Shareholder, and only to the extent of such detriment.

                (b) In calculating any Losses (i) there shall be no reduction for any tax benefits with respect to any Losses; and (ii) there shall be no increase for taxes imposed upon the receipt of any indemnity payment with respect to any Losses.

                (c) The amount to which an Indemnitee shall be entitled under this Article VII shall be determined (i) by written agreement between the Indemnified Person and the Shareholders; or (ii) if the Indemnified Person, the Principal Shareholders and the Shareholders are unable to agree as to any claim for indemnification hereunder within sixty (60) days, such claim may be referred to arbitration by either party in accordance with the provisions of Section 7.6 hereof.

        SECTION 7.4 Third Party Claims. If a third party asserts a Claim against any Indemnified Person, the Indemnified Person shall promptly give notice of such Claim in accordance with Section 7.3 above. The Principal Shareholders and/or Shareholders shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the Indemnified Person; provided, however, that, in the event that the Indemnified Person reasonably determines in good faith that such Indemnified Person's interests with respect to such Claim cannot appropriately be represented by the Shareholders, such Indemnified Person shall have the right to assume control of the defense of such Claim and to have such Indemnified Person's reasonable expenses reimbursed promptly with respect to such Claim. In addition, in the event that the Principal Shareholders and Shareholders, within a reasonable time after notice of any such Claim, fail to defend any Indemnified Person, such Indemnified Person (upon further notice to the Principal Shareholders and Shareholders) shall have the right to undertake the defense of such Claim for the account of the Principal Shareholders and Shareholders and to have such Indemnified Person's reasonable expenses reimbursed promptly with respect to such Claim. Regardless of which party is controlling the defense of any Claim, no settlement of such Claim may be agreed to without the written consent of each of the Indemnified Person, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to the other parties copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of any hearing or other court proceeding relating to such Claim.

        SECTION 7.5 No Recourse Against Company. The Principal Shareholders and Shareholders hereby irrevocably waive any and all right to recourse against the Company with respect to any misrepresentation or breach of any representation, warranty or indemnity, given or made by the Principal Shareholders and Shareholders or the Company in this Agreement and any document, certificate and agreement entered into or delivered pursuant hereto. The Principal Shareholders and Shareholders shall not be entitled to contribution from, subrogation to or recovery against the Company with respect to any liability of the Principal Shareholders and Shareholders or the Company that may arise under or pursuant to this Agreement or the transactions contemplated hereby.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

                (a) by mutual written consent of Parent, Sub and the Company;

                (b) by either Parent or the Company:

                        (i) if the Merger shall not have been consummated by December 31, 1998 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a wilful and material breach of this Agreement;

                        (ii) if any temporary restraining order, preliminary or permanent injunction or other order issued by any U.S. federal or state court of competent jurisdiction or other material legal restraint or prohibition issued or promulgated by a U.S. federal or state Governmental Entity having any of the effects set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable;

                        (iii) if (A) the Company's stockholders shall have taken a final vote on a proposal to approve and adopt this Agreement and to approve the Merger, and (B) the adoption and approval of this Agreement and the approval of the Merger by the holders of a majority of the shares of Company Common Stock shall not have been obtained; or

                        (iv) if (A) the Board of Directors of the Company or any committee thereof shall have withheld, withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or (B) the Board of Directors of the Company shall have resolved to take any of the foregoing actions;

                (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty of Parent shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then (i) the Company may not terminate this Agreement under this Section 8.1(c) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by the Company of written notice to Parent describing such breach or inaccuracy, provided Parent continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) the Company may not, in any event, terminate this Agreement under this Section 8.1(c) if such inaccuracy or breach shall have been cured in all material respects; and, provided further that the Company may not terminate this Agreement pursuant to this Section 8.1(c) if it shall have wilfully and materially breached this Agreement; or

                (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company, then (i) Parent may not terminate this Agreement under this Section 8.1(d) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Parent of written notice to the Company describing such breach or inaccuracy, provided the Company continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) Parent may not, in any event, terminate this Agreement under this Section 8.1(d) if such inaccuracy or breach shall have been cured in all material respects; and, provided further that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have wilfully and materially breached this Agreement.

        SECTION 8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        SECTION 8.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, any party may to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made to such party pursuant to this Agreement or in any document delivered pursuant hereto or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                   ARTICLE IX

                               GENERAL PROVISIONS

        SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations or warranties contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the Effective Time. This
Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               if to Parent or Sub, to:

               Intellipost Corporation
               545 Commercial Street, 2nd Floor
               San Francisco, CA  94111
               Attention:  Layton Han

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, CA  94304
               Attention:  Mario Rosati

               if to the Company, to:

               Enhanced Response Technologies, Inc.
               1375 East Woodfield Road #520
               Schaumberg, IL 60173
               Attention:  Robert Hoyler
               847-969-8150 (Phone)
               847-969-8164 (Fax)

               with a copy to:

               Craig S. Stevens, Esq.
               2215 York Road, Suite 550
               Oak Brook, IL 60523
               630-472-3415 (Phone)
               630-472-0048 (Fax)

        SECTION 9.3 Definitions. For purposes of this Agreement:

                an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                an "agreement," "arrangement," "contract," "commitment," "plan," "purchase order," "understanding" or "undertaking" when used in this Agreement shall mean a legally binding, written agreement, arrangement, contract, commitment, plan, purchase order, understanding or undertaking, as the case may be;

                "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that is materially adverse to the business, financial condition or results of operations of either the Company and its subsidiaries or Parent and its subsidiaries, taken as a whole, as the case may be;

                "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

                a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

        SECTION 9.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        SECTION 9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and are not intended to confer upon any person other than the parties any rights or remedies.

        SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

        SECTION 9.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                            INTELLIPOST CORPORATION


                                            By /s/ Steven M. Markowitz
                                               ---------------------------------
                                               Name:  Steven M. Markowitz
                                               Title: CEO



                                            IPOST ACQUISITION SUBSIDIARY, INC.


                                            By /s/ Steven M. Markowitz
                                               ---------------------------------
                                               Name:  Steve M. Markowitz
                                               Title: CEO



                                            ENHANCED RESPONSE TECHNOLOGIES, INC.


                                            By /s/ Craig Muller
                                               ---------------------------------
                                               Name:  Craig Muller
                                               Title: President